POPE RESOURCES REPORTS THIRD QUARTER 2011 EARNINGS
October 26, 2011

Contact:	Tom Ringo VP & CFO 360.697.6626 Fax 360.697.1156

NEWS RELEASE

FOR IMMEDIATE RELEASE	NASDAQ: POPE

October 26, 2011

POPE RESOURCES REPORTS THIRD QUARTER LOSS OF $562,000

Pope Resources (NASDAQ:POPE) reported a net loss attributable to unitholders of $562,000, or $0.14 per diluted ownership unit, on revenue of $7.5 million for the quarter ended September 30, 2011.  This compares to net income attributable to unitholders of $1.1 million, or $0.22 per diluted ownership unit, on revenue of $8.6 million for the comparable period in 2010.

Net income for the nine months ended September 30, 2011 totaled $6.4 million, or $1.42 per diluted ownership unit, on revenue of $39.5 million.  Net income for the corresponding period in 2010 totaled $375,000, or $0.07 per diluted ownership unit, on revenue of $22.6 million.

Cash provided by operations for the quarter ended September 30, 2011 was $603,000, compared to $4.2 million for the third quarter of 2010.  For the nine months ended September 30, 2011, cash provided by operations was $14.3 million, compared to $5.3 million for year-to-date 2010 results.

“In response to surging demand for Pacific Northwest logs from China, we made a decision earlier this year to front-load our annual harvest volume into the first two quarters of the year to take advantage of the all-season operability of some of our low elevation timberlands,” said David L. Nunes, President and CEO. “Anticipating that log prices might soften as more timber came available from higher elevation lands during the summer months, we ratcheted back our third quarter harvest volume.  As a result, we generated less revenue and recorded a net loss for the quarter.”

As our timber fund business has grown, harvests from timber fund properties naturally represent a higher proportion of our overall harvest volume.  Through the first nine months of the year, timber fund properties represented 40% of the total harvest volume compared to only 15% in 2010.  Our timber fund properties also carry a higher proportion of inventory in whitewood species than is the case with the Partnership’s properties.  As such, the overall species mix for the nine-month periods ended September 30 changed from 73% Douglas-fir and 8% whitewoods for 2010 to 58% Douglas-fir and 23% whitewoods for 2011.  Typically, a heavier mix of whitewoods would result in lower average log realizations, but the strong log demand from China that was largely indifferent as to species counteracted this expected price-dampening effect.

POPE RESOURCES REPORTS THIRD QUARTER 2011 EARNINGS
October 26, 2011

As anticipated, export and total realized log prices each softened 5% in the third quarter of 2011 relative to the second quarter of 2011, with export log prices falling $31 per MBF and total realized log prices falling $27 per MBF.  However, log prices were still up sharply from 2010 levels.  For the first nine months of 2011, our average realized log price increased $81 per MBF, or 17%, from $487 per MBF in 2010 to $568 per MBF in 2011.  This occurred even in the face of continued softness in domestic demand.  Within this total, Douglas-fir sawlog prices increased $85 per MBF, or 16%, from $527 per MBF in 2010 to $612 per MBF in 2011, while whitewood sawlogs increased $103 per MBF, or 23%, from $446 per MBF in 2010 to $549 per MBF in 2011.  Across all species, export log prices increased $96 per MBF, or 18%, from $529 per MBF in 2010 to $625 per MBF in 2011.  In addition, while there was only a 2%, or $8 per MBF, spread between export and domestic log market pricing in the first nine months of 2010, this export spread increased to 11%, or $64 per MBF, for the first nine months of 2011.

Operating income in the third quarter for Fee Timber decreased 66%, from $2.7 million in 2010 to $910,000 in 2011. This decrease was driven primarily by a 26% decrease in our harvest volume, from 16 MMBF in 2010 to 12 MMBF in 2011, offset in part by a $62 per MBF, or 13%, lift in average realized log price, which increased from $493 per MBF in 2010 to $555 per MBF in 2011. The decline in operating income was also influenced by a higher proportion of harvest from timber fund properties, which were acquired more recently and carry a much higher depletion rate than the Partnership’s properties.  The percentage of third quarter harvest from timber fund properties increased from 23% in 2010 to 41% in 2011.

For the first nine months of 2011, Fee Timber operating income was up nearly 42% from the corresponding period in 2010, increasing from $8.0 million in 2010 to $11.4 million in 2011.  This improvement was driven by the combined effect of a 45% increase in harvest volumes, from 42 MMBF in 2010 to 61 MMBF in 2011, and the $81 per MBF improvement in average realized log price described above. Again, the higher depletion rate on timber fund properties offset some of what would otherwise have been an even more significant increase in year-to-date operating income, as the percentage of harvest from timber fund properties increased.

Our Timberland Management & Consulting (TM&C) segment generates revenue through the management of private equity timber funds, which are consolidated into the Partnership’s financial statements due to the Partnership’s role as General Partner or Managing Member of the funds.  Also, from time to time, this segment will be engaged to manage timberland for unaffiliated third parties.  Consolidating these funds into the Partnership’s financial statements results in the elimination of all management fees charged to the funds, with a corresponding decrease in operating expenses in the Fee Timber segment.  Thus, TM&C had no revenue for the nine months ended September 30, 2011 after eliminating $1.6 million of revenue earned from managing the funds.  This compares to $15,000 of revenue for the same period in 2010 after eliminating $987,000 of fund management fee revenue.  The increase in the amount of this revenue eliminated resulted from additional fees earned on the management of $58 million of timberland acquired by ORM Timber Fund II, Inc. at the end of the third quarter of 2010.  In total we managed 61,000 acres in two timber funds for the first nine months of 2011 versus 36,000 acres in the prior year’s corresponding period.

POPE RESOURCES REPORTS THIRD QUARTER 2011 EARNINGS
October 26, 2011

Operating losses generated by the TM&C segment for the nine months ended September 30, 2011 and 2010 totaled $1.1 million and $905,000, respectively, after eliminating revenue earned from managing the funds.  The increase in operating losses is attributable to added costs related to higher harvest levels from the two funds and higher personnel related expenses associated with fund oversight.

Our Real Estate segment posted operating income of $414,000 for the first nine months of 2011 compared to an operating loss of $2.1 million for the comparable period in 2010.  The improvement in performance was primarily due to a 386-acre second quarter 2011 conservation land sale that generated $2.0 million of revenue, or $5,065 per acre.  In addition, five varying types of property sales totaling 96 acres closed in 2011, for an aggregate price of $859,000.  Finally, environmental remediation costs decreased from $568,000 in 2010 to $346,000 in 2011.

General & Administrative expenses for the first nine months of 2011 decreased 6% to $3.2 million, compared to $3.4 million in the prior year.  This decrease in overhead costs was driven primarily by implementation of a new long-term compensation plan in 2010 that required a catch-up accrual last year for trailing-year performance cycles.

We expect our harvest volume for the year to total between 86 and 89 MMBF, with the final total depending on the strength or weakness of log markets as well as weather patterns over the last few months of the year.

The financial schedules attached to this earnings release provide detail on individual segment results and operating statistics.

About Pope Resources

Pope Resources, a publicly traded limited partnership and its subsidiaries Olympic Resource Management and Olympic Property Group, own or manage 178,000 acres of timberland and development property in Washington and Oregon.  We also manage, co-invest in, and consolidate two timberland investment funds that we manage for a fee. In addition, we offer our forestry consulting and timberland investment management services to third-party owners and managers of timberland in the U.S. Pacific Northwest. The company and its predecessor companies have owned and managed timberlands and development properties for more than 150 years. Additional information on the company can be found at www.poperesources.com.  The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

POPE RESOURCES REPORTS THIRD QUARTER 2011 EARNINGS
October 26, 2011

This press release contains a number of projections and statements about our expected financial condition, operating results, business plans and objectives.  These statements reflect management's estimates based on current goals and its expectations about future developments.  Because these statements describe our goals, objectives, and anticipated performance, they are inherently uncertain, and some or all of these statements may not come to pass.  Accordingly, they should not be interpreted as promises of future management actions or financial performance.  Our future actions and actual performance will vary from current expectations and under various circumstances the results of these variations may be material and adverse.  Some of the factors that may cause actual operating results and financial condition to fall short of expectations include conditions in the housing construction and wood-products markets that affect demand for our products; factors that affect our ability to anticipate and respond adequately to fluctuations in the market prices for our products; environmental and land use regulations that limit our ability to harvest timber and develop property, including changes in those regulations; conditions affecting credit markets as they affect the availability of capital and costs of borrowing; labor, equipment and transportation costs that affect our net income; the impacts of natural disasters on our timberlands and on surrounding areas; and our ability to discover and to accurately estimate liabilities associated with our properties.  Other factors are set forth in that part of our Annual Report on Form 10-K entitled "Risk Factors."  Other issues that may have an adverse and material impact on our business, operating results, and financial condition include those risks and uncertainties discussed in our other filings with the Securities and Exchange Commission.  Forward-looking statements in this release are made only as of the date shown above, and we cannot undertake to update these statements.

Pope Resources, A Delaware Limited Partnership
Unaudited

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(all amounts in $000's, except per unit amounts)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010

Revenues	$7,522	$8,591	$39,465	$22,646
Costs and expenses:
Cost of sales	(4,449)	(4,566)	(20,366)	(10,997)
Operating expenses	(3,839)	(3,136)	(11,643)	(10,057)
Operating income (loss)	(766)	889	7,456	1,592
Interest income	10	30	32	91
Interest expense	(559)	(493)	(1,674)	(1,355)
Capitalized interest	108	142	314	460
Debt extinguishment costs	-	-	-	(1,250)
SLARS gain on disposition	-	-	-	11
Income (loss) before income taxes	(1,207)	568	6,128	(451)
Income tax benefit (expense)	(19)	37	(158)	25
Net income (loss)	(1,226)	605	5,970	(426)
Net loss attributable to noncontrolling interests	664	445	435	801
Net income (loss) attributable to Pope Resources' unitholders	($562)	$1,050	$6,405	$375

Average units outstanding - Basic	4,329	4,567	4,321	4,546
Average units outstanding - Diluted	4,329	4,603	4,323	4,583

Basic net income (loss) per unit	($0.14)	$0.23	$1.42	$0.07
Diluted net income (loss) per unit	($0.14)	$0.22	$1.42	$0.07

CONDENSED CONSOLIDATING BALANCE SHEETS
(all amounts in $000's)

	September 30, 2011				December 31, 2010

Assets:	Pope	ORM Timber Funds	Consolidating Entries	Consolidated
Cash and cash equivalents	$166	$1,073	$-	$1,239	$2,423
Other current assets	2,986	447	(399)	3,034	1,570
Total current assets	3,152	1,520	(399)	4,273	3,993
Timber and roads, net	37,324	120,731	-	158,055	164,961
Timberlands	15,364	18,747	-	34,111	33,980
Buildings and equipment, net	5,968	-	-	5,968	3,854
Land held for development	28,370	-	-	28,370	27,737
Investment in ORM Timber Funds	26,816	-	(26,816)	-	-
Other assets	1,124	130	-	1,254	1,312
Total	$118,118	$141,128	($27,215)	$232,031	$235,837
Liabilities and equity:
Current liabilities	$4,322	$1,253	($399)	$5,176	$4,786
Current portion of long-term debt	-	31	-	31	30
Long-term debt	36,336	11,044	-	47,380	50,468
Other long-term liabilities	1,722	-	-	1,722	1,746
Total liabilities	42,380	12,328	(399)	54,309	57,030
Partners' capital	75,738	128,800	(129,842)	74,696	70,990
Noncontrolling interests	-	-	103,026	103,026	107,817
Total	$118,118	$141,128	($27,215)	$232,031	$235,837

RECONCILIATION BETWEEN NET INCOME (LOSS) AND CASH FLOWS FROM OPERATIONS
(all amounts in $000's)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010

Net income (loss)	($1,226)	$605	$5,970	($426)
Added back:
Depletion	1,571	1,720	7,468	3,909
Timber depletion on land sale	-	-	150	-
Gain on investments	-	-	-	(11)
Depreciation and amortization	175	180	526	485
Equity-based compensation	146	144	738	568
Capitalized development activities, net of reimbursements	(250)	(271)	(743)	(743)
Deferred taxes	(86)	(183)	(43)	(183)
Excess tax benefit from equity-based compensation	-	(104)	-	(104)
Cost of land sold	21	-	110	67
Write-off debt issuance costs	-	-	-	32
Change in operating accounts	252	2,092	94	1,712
Cash provided by operations	$603	$4,183	$14,270	$5,306

SEGMENT INFORMATION
(all amounts in $000's)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010

Revenues:
Partnership Fee Timber	$4,222	$6,527	$22,584	$18,396
Funds Fee Timber	2,737	1,721	13,173	3,427
Total Fee Timber	6,959	8,248	35,757	21,823
Timberland Management & Consulting (TM&C)	-	15	-	15
Real Estate	563	328	3,708	808
Total	7,522	8,591	39,465	22,646
Operating income (loss):
Fee Timber	910	2,680	11,351	8,014
TM&C	(333)	(289)	(1,117)	(905)
Real Estate	(393)	(498)	414	(2,120)
General & administrative	(950)	(1,004)	(3,192)	(3,397)
Total	($766)	$889	$7,456	$1,592

SELECTED STATISTICS

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Log sale volumes by species (million board feet):
Sawlogs
Douglas-fir	5.9	10.8	35.2	30.5
Whitewood	2.6	1.5	14.2	3.3
Cedar	0.2	0.2	1.0	0.5
Hardwood	0.7	0.3	1.8	0.6
Pulpwood
All species	2.4	3.1	8.7	7.0
Total	11.8	15.9	60.9	41.9

Log sale volumes by sort (million board feet):
Export	4.9	4.6	32.1	12.3
Domestic	3.9	7.9	18.3	22.0
Pulpwood	2.4	3.1	8.7	7.0
Hardwood	0.6	0.3	1.8	0.6
Total	11.8	15.9	60.9	41.9

Average price realizations by species (per thousand board feet):
Sawlogs
Douglas-fir	597	549	612	527
Whitewood	562	439	549	446
Cedar	924	1,045	965	936
Hardwood	622	487	558	495
Pulpwood
All species	385	296	376	302
Overall	555	493	568	487

Average price realizations by sort (per thousand board feet):
Export	614	549	625	529
Domestic	571	536	561	521
Pulpwood	385	296	376	302
Hardwood	622	487	558	495
Overall	555	493	568	487

Owned timber acres	114,000	114,000	114,000	114,000
Acres owned by Funds	61,000	61,000	61,000	61,000
Capital and development expenditures ($000's)	241	403	4,685	1,317
Depletion ($000's)	1,571	1,720	7,618	3,909
Depreciation and amortization ($000's)	175	180	526	485

QUARTER TO QUARTER COMPARISONS
(Amounts in $000's except per unit data)

	Q3 2011 vs.	Q3 2011 vs.
	Q3 2010	Q2 2011
Net income (loss) attributable to Pope Resources' unitholders:
3rd Quarter 2011	($562)	($562)
2nd Quarter 2011		3,287
3rd Quarter 2010	1,050
Variance	($1,612)	($3,849)

Detail of earnings variance:
Fee Timber
Log volumes (A)	($2,001)	($4,079)
Log price realizations (B)	732	(319)
Production costs	46	1,315
Depletion	149	1,034
Other Fee Timber	(696)	(355)
Timberland Management & Consulting
Other Timberland Mgmnt & Consulting	(44)	21
Real Estate
Land and conservation easement sales	83	(2,237)
Timber depletion on HBU sale	-	150
Other Real Estate	19	(45)
Environmental remediation costs	3	75
General & administrative costs	54	214
Net interest expense	(120)	(18)
Other (taxes, noncontrolling int., investment gain)	163	395
Total change in earnings	($1,612)	($3,849)

(A)	Volume variance calculated by extending change in sales volume by the average log sales price for the comparison period.
(B)	Price variance calculated by extending the change in average realized price by current period volume.